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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                OCTOBER 15, 1998

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                              GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)

    MASSACHUSETTS            0-14680            06-1047163
   (State or other      (Commission File       (IRS Employer
     jurisdiction            Number)        Identification No.)
  of incorporation)

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               ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (617) 252-7500

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ITEM 5.  OTHER EVENTS.

     On October 15, 1998 our Board of Directors declared a tax-free dividend of
0.10929 share of Genzyme Molecular Oncology Division Common Stock for each share of Genzyme General Division Common Stock owned. We will distribute the shares on November 16, 1998 to Genzyme General Division shareholders of record on November 2, 1998. We will pay cash for fractional shares at the rate of $7.00 per share.

     In addition, on November 16, 1998 we will release from escrow approximately
3.9 million Genzyme Molecular Oncology shares that we issued to the former shareholders of PharmaGenics, Inc. in June 1997 when we acquired PharmaGenics and formed Genzyme Molecular Oncology.

     Beginning on November 16, 1998, the Genzyme Molecular Oncology shares will be listed on the Nasdaq National Market under the symbol "GZMO".

     For more information regarding the dividend, please read our press release filed as Exhibit 99.1 to this report.

     For more information regarding the business of Genzyme Molecular Oncology, please read the summary description filed as Exhibit 99.2 to this report.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 1998

                                          GENZYME CORPORATION

                                          By: /s/ DAVID J. MCLACHLAN
                                            ------------------------------------
                                            David J. McLachlan
                                            Executive Vice President and Chief
                                            Financial Officer

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                                 EXHIBIT INDEX


  SEQUENTIAL
  EXHIBIT NO.                            DESCRIPTION
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     99.1        Press Release dated October 20, 1998. Filed herewith.
     99.2 Background information about Genzyme Molecular Oncology. Filed herewith.


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